UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2024

Clean Vision Corporation

(Exact name of registrant as specified in its charter)

Nevada	024-11501	85-1449444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 N. Sepulveda Blvd. Suite 1051

Manhattan Beach, CA 90266

(Address of Principal Executive Offices) (Zip Code)

(424) 835-1845

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 16, 2024 by Clean Vision Corporation (the “Company”), on February 12, 2024 the Company entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to sell, and the Investor agreed to purchase, two (2) separate 12% convertible notes of the Company (the first such note, the “First Note,” the second such note, the “Second Note,”) in the aggregate principal amount of $440,000 (each such Note being in the amount of $220,000 and containing an original issue discount of $20,000, resulting in the purchase price of each such Note being $200,000.00), which are convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”). The First Note in the amount of $220,000 with guaranteed interest of $26,400 was issued to the Investor on February 12, 2024. The Second Note has not been issued pursuant to the terms and provisions of the SPA.

Pursuant to the terms of the First Note, the initial payment of $50,000 was due to the Investor on August 12, 2024. On August 14, 2024, the Investor delivered a notice to the Company stating that the First Note is in default, the interest rate of the First Note is adjusted to 24% and the Fixed Price (as defined in the First Note) shall be eliminated and the Conversion Price (as defined in the First Note) shall reset to the lowest traded price of the Common Stock during the default period, and shall be re-adjusted every 21 days the First Note remains in default such that if the trading price of the Common Stock is lower 21 days later, the Investor may avail itself of the resulting lower conversion price.

The current balance owing to the Investor under the First Note is $246,400 and interest is accruing at $146.67 per day. The Company is currently negotiating a forbearance or other cure to the default and a plan for repayment of the First Note with the Investor. However, if the Company is unable to cure the default, or extend or replace the First Note, it would have a material impact on the Company’s working capital needs. In addition, the Company having to raise equity or debt financing to repay the First Note or obtain a new credit facility may be on substantially worse terms than the current First Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN VISION CORPORATION

Date: August 20, 2024	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer